CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment #683 to the Registration Statement on Form N-1A (No. 033-12213) of Professionally Managed Portfolios (the "Registration Statement Amendment") and to the use of our reports dated April 22, 2016, except for the Schedule of Investments and Note 9(c), as to which the date is August 25, 2016; and April 23, 2015, except for the Schedule of Investments and Note 9(b), as to which the date is August 25, 2016, on the Emerging Growth Partners, L.P. financial statements and financial highlights included in the notes to the financial statements as of and for the years ended December 31, 2015 and December 31, 2014, respectively.  Such financial statements and financial highlights included in the notes to the financial statements appear in the Statement of Additional Information. We have not performed a review or other procedures with respect to the unaudited financial statements as of June 30, 2016 and for the six month period then ended or any other financial information included in this Registration Statement Amendment.

/s/ Marcum LLP

San Francisco, CA
September 1, 2016